CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, Texas 75081

We consent to the use of our report dated April 3, 2009, in the Registration Statement on Form S-1/A, with respect to the balance sheets of Optex Systems, Inc. – Texas as of September 28, 2008 and 2007 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended.

We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

/s/ Rotenberg & Co., LLP

Rochester, New York
September 24, 2009